Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-169814 of Magnum Hunter Resources Corporation on Form S-8 of our report, dated October 7, 2010, relating to the financial statements and supplemental schedule of the Magnum Hunter Resources Corporation 401(k) Employee Stock Ownership Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ Hein & Associates LLP
Dallas, Texas
October 18, 2012